                                                                   EXHIBIT 10.39

          CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST
            FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
         SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED
                              WITH THE COMMISSION.

                                LICENSE AGREEMENT

         This License Agreement is entered into and made effective (the "EFFECTIVE DATE") as of the latter of the dates on which EASTERN VIRGINIA MEDICAL SCHOOL and ACSENTIENT, INC. has executed this agreement, by and between Eastern Virginia Medical School ("LICENSOR") located at 825 Fairfax Avenue, Norfolk, Virginia 23507, U.S.A., and AcSentient Inc., a Delaware corporation ("LICENSEE") located at 209 Chalon Drive, Cary, North Carolina 27511, with respect to the facts set forth below.

                                    RECITALS

         A. Licensor is engaged in fundamental scientific research including research relating to Topical Formulation(s) Containing Aminocaproic Acid and uses thereof.

         B. Licensee is engaged in research, development and commercialization of ophthalmolic technology.

         C. Licensor has disclosed to Licensee certain technology described in Exhibit A and incorporated herein by reference (the "PATENT AND TRADEMARK SCHEDULE").

         D. Licensor has the exclusive right to grant a license to the technology and Trademark described in "Parent and Trademark Schedule", subject to certain rights of the U.S. Government to use such technology for its own purposes, resulting from the receipt by Licensor of certain funding from the U.S. Government.

         E. Licensor desires to grant to Licensee, and Licensee wishes to acquire, an exclusive worldwide right and license to the technology and Trademark described in the "Patent and Trademark Schedule" and to certain parent rights and know-how of Licensor with respect thereto, subject to the terms and conditions set forth herein, with a view to developing and marketing therapeutic products within the Field (as defined below).

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Licensor and Licensee hereby agree as follows:

         1.       Definitions.

                  1.1 Affiliate. The term "AFFILIATE" shall mean any entity which directly or indirectly controls, is controlled by or is under common control with Licensee. The term "CONTROL" as used herein means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock in the case of a corporation, or of the rights to receive distributable net income, in the case of any other business entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.

                  1.2 Confidential Information. The term "CONFIDENTIAL INFORMATION" shall mean any and all proprietary or confidential information of Licensor or Licensee, as applicable, which may be exchanged between the parties at any time and from time to time during the term of this Agreement. Information to treated as "confidential" shall be marked "confidential" at the time of disclosure. Information that is disclosed orally or visually shall be identified as "confidential" at the time of disclosure and its confidential status shall be confirmed in writing within 20 days of disclosure. Information shall not be considered confidential to the extent that it:

                           a.       Is publicly disclosed through no fault of
any party hereto, either before or after it becomes known to the receiving party; or

                           b.       Was known to the receiving party prior to
the date of this Agreement as clearly established by the receiving party's records, which knowledge was acquired independently and not from another party hereto (or such party's employees); or

                           c.       Is subsequently disclosed to the receiving
party in good faith by a third party who has a right to make such disclosure; or

                           d.       Has been published by a third party as a
matter of right and such publication does not violate any confidentiality obligation.

                  1.3 Field. The term "FIELD" shall mean topical formulation(s) containing aminocaproic acid, the method to produce and apply the topical formulation(s) and all ophthalmic uses of the topical formulation(s).

                  1.4 Know-How. The term "KNOW-HOW" shall mean all non-public materials, information, data and other know-how related thereto whether or not the same is eligible for protection under the patent laws of the United States or elsewhere, and whether or not any such processes and technology, or information related thereto, would be enforceable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition, which are related to the Field and are necessary or useful for Licensee to use, develop or market the Licensed Products or seek regulatory approval therefor.

                  1.5 Licensed Product. The term "LICENSED PRODUCT" shall mean any product, the development, manufacture, use, sale or offer for sale of which would, but for the rights granted under this Agreement, infringe one or more pending or issued claims of Licensor Patent and Trademark Rights in any country, or the sale or marketing of which would infringe Licensor Trademark in any country.


                  1.6 Net Sales. The term "NET SALES" shall mean the gross amount invoiced by Licensee, or its Affiliates and sublicensees, or any of them, on all sales of Licensed Products,less: (i) trade discounts earned or granted for quantity purchases, prompt payment discounts and cash discounts, to the extent actually allowed, (ii) credits for claims, allowances, retroactive price reductions, rejections, returned goods or billing errors, to the extent actually allowed, (iii) custom duties, if any, prepaid freight and insurance, and (iv) sales taxes or other governmental charges actually paid in connection with sales of Licensed Products (but excluding what is commonly known as income taxes). For purposes of determining Net Sales, a sale shall be deemed to have occurred when an invoice therefor shall be generated by the Licensee and the Licensed Product has been shipped for delivery. Sales of Licensed Products by Licensee, or an Affiliate or sublicensee of Licensee to any Affiliate or sublicensee which is a reseller thereof shall be excluded, and only the subsequent sale of such Licensed Products by Affiliates or sublicensees of Licensee to unrelated parties shall be deemed Net Sales hereunder.


* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ].

                  1.7 Licensor Patent and Trademark Rights. The term "LICENSOR PATENT AND TRADEMARK RIGHTS" shall mean (i) any and all U.S. and foreign patent and trademark applications covering Licensor Technology and/or Licensor Trademarks owned by or assignable to the Licensor, as set forth in Exhibit A attached hereto and incorporated herein by reference, (ii) the granted patents and/or registered trademarks proceeding from such applications, (iii) all divisions, continuations, continuations-in-part, reissues, reexaminations, extensions and additions thereof, and (iv) rights, at common law or otherwise, in Licensor Trademark, so long as said patents and/or trademarks have not been held invalid and/or unenforceable by a court of competent jurisdiction from which there is no appeal or, if appealable, from which no appeal has been taken.

                  1.8 Licensor Technology. The term "LICENSOR TECHNOLOGY" shall mean, collectively, the Licensor Patent and Trademark Rights and Know-How and all enhancements and improvements thereto made by Licensor during the term of this Agreement.

                  1.9 Licensor Trademark. The term "LICENSOR TRADEMARK" shall mean the trademark disclosed in Exhibit A attached hereto and incorporated herein by reference.

         2.       License Terms and Conditions.

                  2.1 Grant of License. Licensor hereby grants to Licensee the exclusive, worldwide license, including the right to sublicense, to Licensor Technology, to make, to have made, to use, to offer for sale and to sell Licensed Products in the Field, and to use the Licensor Trademark on or in association with such Licensed Products, subject to the terms of this Agreement.

                  2.2 Initial Royalty. In partial consideration for the rights granted under this Agreement, Licensee shall pay to Licensor a nonrefundable royalty on the Effective Date in the amount of Sixty-Five Thousand Dollars ($65,000). The royalty described in this Section 2.2 is consideration for the grant and continuation of the license hereunder, and Licensor shall have no obligation to return any portion of such royalty for any reason.

                  2.3      Running Royalties.

                           2.3.1    Percentage Royalty. As additional
consideration for the rights granted under this Agreement, Licensee shall pay to Licensor a running royalty on a country-by-country basis in the amount of [ * ] of Net Sales of Licensed Products.

                  2.4      Combination Products.

                           2.4.1    Definition of Combination Product. As used
herein, the term "COMBINATION PRODUCT" shall mean a Licensed Product sold by Licensee in a formulation which contains one or more additional Active Ingredients which are the subject of granted patents owned by or assigned to Licensee. For the purposes of this Agreement, "Active Ingredient" shall mean any

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

composition of matter approved by the United States Food and Drug Administration for the treatment of the same indication(s) as Licensed Product.

                           2.4.2    Royalty Payable on Combination Products. The
royalty payable on Combination Products shall be the royalty rate set forth in
Section 2.2.1 above based on a pro rata portion of Net Sales of Combination Products in accordance with the following formula:

                                 X = A/B, where

                  X = the pro rata portion of Net Sales attributable to Licensor Patent Rights or other Licensor Technology licensed herein (expressed as a percentage), and

                  A = the fair market value of the component in the Combination Product utilizing Licensor Technology licensed hereunder, and

                  B = A plus the fair market value of one or more additional Active Ingredients components.

                  The fair market values described above shall be determined by the parties hereto in good faith. In the absence of agreement as to the fair market value of all of the components contained in a Combination Product, the fair market value of each component shall be determined by arbitration in accordance with the provisions of Section 10.2 hereof.

                  2.5      Quarterly Payments.

                           2.5.1    Sales by Licensee. With regard to Net Sales
made by Licensee or its Affiliates, royalties shall be payable by Licensee quarterly, within [ * ] after the end of each calendar quarter during the term of this Agreement, based upon the Net Sales of Licensed Products and Combination Products during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of any Licensed Product or Combination Product is made.

                           2.5.2    Sales by Sublicensees. With regard to Net
Sales made by sublicensees of Licensee or its Affiliates, royalties shall be payable by Licensee quarterly, within [ * ] after the end of each calendar quarter, based upon the Net Sales of Licensed Products and Combination Products by such sublicensee during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of any Licensed Product is made by such sublicensee.

                  2.6 Term of License. Unless terminated sooner in accordance with the provisions of this Agreement, the term of this Agreement shall expire when the last of the royalty obligations set forth in Section 2.8 has expired. Notwithstanding the foregoing, if applicable government regulations require a shorter term and/or a shorter term of exclusivity than provided for herein, then
(i) the term of this Agreement shall be so shortened or this Agreement shall be amended to provide for a non-exclusive license, and, in such event, the parties shall negotiate in good faith to reduce appropriately the royalties payable as set forth under the section heading "Royalties" hereof or (ii) this Agreement may be terminated at the sole option of the Licensee.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                  2.7 Sublicense, Assignment or Transfer. Licensee shall not have the right to grant sublicenses to any party with respect to the rights conferred upon Licensee under this Agreement, without the prior written authorization of Licensor. Any such sublicense shall be subject in all respects to the restrictions, exceptions, obligations, reports, termination provisions, and other provisions contained in this Agreement. Licensee shall pay Licensor royalties of all Net Sales of such sublicensee in accordance with Section 2.3 of this agreement, the same as if said Net Sales had been made by Licensee; provided, however, that sales of Licensed Products by Licensee to a sublicensee which is a reseller shall be excluded from Net Sales, and only the subsequent sale of such Licensed Products by such sublicensee to an unrelated party shall be deemed to be Net Sales hereunder. Licensee shall pay Licensor [ * ] of all income or other compensation, equity or otherwise, received or provided to Licensee as a result of any transfer or assignment.

                  2.8 Duration of Royalty Obligations. The royalty obligations of Licensee as to each Licensed Product shall terminate on a country-by-country basis concurrently with the expiration of the last to expire of Licensor Patent and Trademark Rights utilized by or in such Licensed Product in each such country.

                  2.9 Reports. Licensee shall furnish to Licensor at the same time as each royalty payment is made by Licensee, a detailed written report of Net Sales of the Licensed Products and Combination Products and the royalty due and payable thereon, including a description of any offsets or credits deducted therefrom, on a product-by-product and country-by-country basis, for the calendar quarter upon which the royalty payment is based.

                  2.10 Records. Licensee shall keep, and cause its Affiliates and sublicensees to keep, full, complete and proper records and accounts of all sales of Licensed Products in sufficient detail to enable the royalties payable on Net Sales of each Licensed Product and Combination Product to be verified. Licensor shall have the right to appoint an independent certified public accounting firm approved by Licensee, which approval shall not be unreasonably withheld, to audit and copy the records of Licensee, its Affiliates and sublicensees as necessary to verify the royalties payable pursuant to this Agreement. Licensee, its Affiliates and sublicensees shall pay to Licensor an amount equal to any additional royalties to which Licensor is entitled as disclosed by the audit, plus interest thereon at the rate of [ * ] per month. Such audit shall be at Licensor's expense; provided, however, that if the audit discloses that Licensor was underpaid royalties with respect to any Licensed Product by at least [ * ] for any calendar quarter, then Licensee, its Affiliates or sublicensee, as the case may be, shall reimburse Licensor for any such audit costs. Licensor may exercise its right of audit as to each of Licensee, its Affiliates or sublicensees no more frequently than once in any calendar year. The accounting firm shall disclose to Licensor only information relating to the accuracy of the royalty payments. Licensee, its Affiliates and sublicensees shall preserve and maintain all such records required for audit for a period of [ * ] [ * ] after the calendar quarter to which the record applies.

                  2.11 Foreign Sales. The remittance of royalties payable on Net Sales outside the United States shall be payable to Licensor in United States Dollar equivalents at the official rate of exchange of the currency of the country from which the royalties are payable, as quoted in the Wall Street Journal for the last business day of the calendar quarter in which the royalties are payable. If the transfer of or the conversion into the United States Dollar equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the county where the sale was made on which the royalty was based to the credit and account of Licensor or its nominee in any commercial bank or

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

trust company of Licensor's choice located in that country, prompt written notice of which shall be given by Licensee to Licensor.

                  2.12 Foreign Taxes. Any tax required to be withheld by Licensee under the laws of any foreign country for the accounts of Licensor shall be promptly paid by Licensee for and on behalf of Licensor to the appropriate governmental authority, and Licensee shall use its best efforts to furnish Licensor with proof of payment of such tax together with official or other appropriate evidence issued by the applicable government authority. Any such tax actually paid on Licensor's behalf shall be deducted from royalty payments due Licensor.

         3.       Patent and Trademark Matters.

                  3.1 Patent and Trademark Prosecution and Maintenance. From and after the Effective Date, the provisions of this Section 3 shall control the prosecution and maintenance of any patent and/or trademark included within Licensor Patent and Trademark Rights. Subject to the requirements, limitations and conditions set forth in this Agreement, Licensor shall (i) own, prepare, file and prosecute the United States and foreign patent and trademark applications within Licensor Patent and Trademark Rights (including any interferences and foreign oppositions), (ii) maintain the patents and trademarks issuing therefrom (and file extensions thereto upon request of Licensee) and
(iii) direct and control all activities conducted pursuant to the foregoing clauses (i) and (ii). Licensor shall select the patent attorney, subject to Licensee's written approval, which approval shall not be unreasonably withheld. Licensee shall have full rights of consultation with the patent attorney so selected on all matters relating to Licensor Patent and Trademark Rights. Licensor shall use its best efforts to implement all reasonable requests made by Licensee with regard to the preparation, filing, prosecution and/or maintenance of the patent and trademark applications and/or patents and trademarks within Licensor Patent and Trademark Rights, but it is understood that Licensor is not obligated to implement such Licensee requests. In no event, however, shall Licensor file or prosecute a patent application for Licensor Patent and Trademark Rights when Licensee has demonstrated to Licensor's satisfaction that the patent application filing or prosecution would be prejudicial to plans for worldwide development and commercialization of the Licensor Technology.

                  3.2 Information to Licensee. Licensor shall keep Licensee informed with regard to the patent and/or trademark application and maintenance processes. Licensor shall deliver to Licensee copies of all patent and/or trademark applications, amendments, related correspondence, and other related matters.

                  3.3 Patent and Trademark Costs. Licensee acknowledges and agrees that Licensor does not have independent funding to cover patent and trademark costs, and that the license granted hereunder is in part in consideration for Licensee's assumption of the costs and expenses as described herein. Licensee shall pay for all reasonable expenses incurred by Licensor pursuant to Section 3.1 hereof. Licensee agrees to pay all future patent and trademark expenses directly or to reimburse Licensor for the payment of such expenses. In the event Licensee gives written notice to Licensor that Licensee elects to discontinue payment for the filing, prosecution and/or maintenance of any patent or trademark application, any such application and/or patent and trademark shall be excluded from the definition of Licensor Patent and Trademark Rights and from the scope of the license granted under this Agreement, and all rights relating thereto shall revert to Licensor and may be freely licensed by Licensor, and Licensee shall have no rights thereunder. Licensee shall give Licensor at least [ * ] prior written notice of such election. No such notice shall have any effect on Licensee's obligations to pay expenses incurred up to the effective date of such election.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                  3.4 Ownership. The patent and trademark applications filed and the patents and trademarks obtained by Licensor pursuant to Section 3.1 hereof shall be owned solely by Licensor, assigned to Licensor and deemed a part of Licensor Patent and Trademark Rights.

                  3.5 Licensor Right to Pursue Patent and/or Trademark. If at any time during the term of this Agreement, Licensee's rights with respect to Licensor Patent and Trademark Rights are terminated, Licensor shall have the right to take whatever action Licensor deems appropriate to obtain or maintain the corresponding patent and/or trademark protection at its own expense. If Licensor pursues patents under this Section 3.5, Licensee agrees to reasonably cooperate, including by providing, at no charge to Licensor, all appropriate technical data and executing all necessary legal documents.

                  3.6      Infringement Actions.

                           3.6.1    Prosecution and Defense of Infringements. In
order to maintain the license granted hereunder in force, Licensee shall prosecute any and all infringements of any Licensor Patent and Trademark Rights and shall defend all charges of infringement arising as a result of the exercise of Licensor Patent and Trademark Rights by Licensee, its Affiliates or sublicensees, unless otherwise agreed to between Licensor and Licensee. Licensee may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense, but only with the prior written consent of Licensor, which consent shall not be unreasonably withheld. Licensor shall permit any action to be brought in its name if required by law, and Licensee shall hold Licensor harmless from any costs, expenses of liability respecting all such infringements or charges of infringement. Licensor agrees to provide, at a reasonable hourly rate of compensation, all reasonable assistance of a technical nature which Licensee may require in any litigation arising in accordance with the provisions of this Section 3.6.1 for which Licensee shall reimburse Licensor's out-of-pocket expenses. In the event Licensee fails to prosecute any such infringement, Licensee shall notify Licensor in writing promptly and Licensor shall have the right to prosecute such infringement on its own behalf. Failure on the part of Licensee to prosecute any such infringement that Licensor subsequently elects to prosecute on its own behalf shall be grounds for termination of the license granted to Licensee hereunder, at the option of Licensor.

                           3.6.2    Credit; Allocation of Recovery. Any damages
or other recovery from an infringement action undertaken by Licensee pursuant to
Section 3.6.1 shall be used first, to reimburse the parties for the costs and expenses incurred in such action (including reasonable attorneys' fees) and thereafter, shall be allocated between the parties as follows: (i) [ * ] to Licensor and (ii) [ * ] to Licensee. If Licensee fails to prosecute any such action to completion, then any damages or other recovery net of the parties, costs and expenses incurred in such infringement action shall be the sole property of Licensor.

         4.       Obligations Related to Commercialization.

                  4.1 Commercial Development Obligation. In order to maintain the license granted hereunder in force, Licensee shall use reasonable efforts and due diligence to develop Licensor Technology and Licensor Patent and Trademark Rights which are licensed hereunder into commercially viable Licensed Products, as promptly as is reasonably and commercially feasible, and thereafter to produce and sell reasonable quantities of Licensed Products. Licensee shall propose a Development Plan (Exhibit B) and shall keep Licensor generally informed as to Licensee's progress in such development, production and sale, including its efforts, if any, to sublicense Licensor

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Technology and Licensor Patent and Trademark Rights, and Licensee shall deliver to Licensor a quarterly written report and such other reports as Licensor may reasonably request. The parties hereto acknowledge and agree that achievement of the milestones described in Exhibit B attached hereto on or before the dates set forth therein shall be evidence of compliance by Licensee with its commercial development obligations hereunder for the time periods specified in Exhibit B. In the event Licensor has a reasonable basis to believe that Licensee is not using reasonable efforts and due diligence as required hereunder, upon notice by Licensor to Licensee which specifies the basis for such belief, Licensor and Licensee shall negotiate in good faith to attempt to mutually resolve the issue. In the event Licensor and Licensee cannot agree upon any matter related to Licensee's commercial development obligations, the parties agree to utilize arbitration pursuant to Section 10.2 hereof in order to resolve the matter. If the arbitrator determines that Licensee has not complied with its obligations hereunder, and such default is not cured within [ * ] after the arbitrator's decision, Licensor may terminate Licensee's rights under this Agreement.

                  4.2 Governmental Approvals and Marketing of Licensed Products. Licensee shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale and use of any Licensed Product, at Licensee's expense, including, without limitation, any safety and efficacy studies. Licensor shall provide such materials, information and assistance as may be reasonably requested by Licensee to obtain such governmental approvals. Licensee shall have sole responsibility for any warning labels, packaging and instructions as to the use of Licensed Products or Combination Products and for the quality control for any Licensed Product or Combination Products.

                  4.3 Indemnity. Licensee hereby agrees to indemnify, defend and hold harmless Licensor and any parent, subsidiary or other affiliated entity and their trustees, officers, employees, scientists and agents from and against any liability or expense arising from any product liability claim asserted by any party as to any Licensed Product or Combination Products or any claims arising from the use of any Licensor Patent and Trademark Rights or Licensor Technology pursuant to this Agreement. Such indemnity and defense obligation shall apply to any product liability or other claims, including without limitation, personal injury, death or property damage, made by employees, subcontractors, sublicensees, or agents of Licensee, as well as any member of the general public. Licensee shall have the right to defend such a claim with counsel of its own choosing. Licensee shall have Licensor and any parent, subsidiary or other affiliated entity and their trustees, officers, employees, scientists and agents named as additional insured parties on any product liability insurance policies maintained by Licensee, its Affiliates and sublicensees applicable to Licensed Products or Combination Products.


                           4.3.1    Insurance Requirements. The LICENSEE agrees
that it will secure General Liability or Products Liability Insurance covering the sale and use of Licensed Products, and will require its underwriters to name the LICENSOR as an additional insured under the policies. The LICENSEE shall provide to the LICENSOR copies of the policies of insurance within 30 days of issuance of the coverages. The LICENSEE agrees to obtain and maintain in effect so long as it sells or offers the same for sale, general liability insurance extending to bodily injury and/or property damage with limits of one million dollars ($1,000,000) per occurrence with no annual aggregate, and to products liability with limits of one million dollars ($1,000,000) per occurrence with no annual aggregate. These policy coverages shall be purchased from and issued by a carrier (or carriers) licensed to do business in States specified by the LICENSOR, and shall extend to the obligations of indemnification assumed by the LICENSEE pursuant to the terms of this Agreement. The


* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

LICENSEE shall provide certificates evidencing such insurance coverage to the LICENSOR promptly after the execution of this Agreement.

                  4.4 Patent Marking. To the extent required by applicable law, Licensee shall mark all Licensed Products or Combination Products or their containers in accordance with the applicable patent marking laws.

                  4.5 No Use of Name. The use of the name "EASTERN VIRGINIA MEDICAL SCHOOL", or any variation thereof in connection with the advertising or sale of Licensed Products is expressly prohibited.

                  4.6 U.S. Manufacture. To the extent required by applicable United States laws, if at all, Licensee agrees that Licensed Products will be manufactured in the United States, or its territories, subject to such waivers as may be required, or obtained, if at all, from the United States Department of Health and Human Services, or its designee.

                  4.7 Foreign Registration. Except as provided in Section 3.1 hereof, Licensee agrees to register this Agreement with any foreign governmental agency which requires such registration, and Licensee shall pay all costs and legal fees in connection therewith. In addition, except as provided in Section
3.1 hereof, Licensee shall assure that all foreign laws affecting this Agreement or the sale of Licensed Products or Combination Products are fully satisfied.

         5.       Representations and Warranties of License.

                  5.1 Power and Authority. Licensor hereby represents and warrants that it has full right, authority and power to enter into this Agreement and to grant the exclusive license under the Licensor Patent and Trademark Rights and to perform its obligations under this Agreement. Upon execution and delivery by Licensee, this Agreement shall constitute a valid and binding agreement of Licensor enforceable against it in accordance with its terms.

                  5.2 Title and Validity. Licensor hereby represents and warrants that it is the sole owner of all right, title and interest in and to the Licensor Patent and Trademark Rights. To Licensor's knowledge, there are no claims or suits challenging Licensor's ownership or right to use the Licensor Patent and Trademark Rights, or alleging that any of the Licensor Patent and Trademark Rights infringe any rights of any third party, nor does there exist any basis therefor. To Licensor's knowledge, it is not necessary for Licensee to obtain any royalty bearing licenses from any third party in order to fully exercise the rights granted by Licensor hereunder. Licensor has no knowledge of any fact that casts substantial doubt on the validity of any of the Licensor Patent and Trademark Rights as of this date.

                  5.3 No Conflict. Licensor hereby represents and warrants that no other person or organization presently has any assignment, option, or license under the Licensor Patent and Trademark Rights with respect to the manufacture, use or sale of Licensed Product in the United States or anywhere in the world. Execution, delivery and consummation of this Agreement will not result in the breach of or give rise to cause for termination of any agreement or contract to which Licensor may be a party or, to Licensor's knowledge, which otherwise relates to the Licensor Patent and Trademark Rights or the Licensed Products. Neither Licensor nor any of its Affiliates after the Effective Date shall enter into any agreement or take or fail to take any action which shall restrict its legal right to grant to Licensee the rights and benefits contemplated under this Agreement.

                  5.4 Indemnity. It is understood that if any of the representations and warranties hereunder are not true and correct as of the date hereof and Licensee incurs damages, costs or other expenses as a result of such falsity or circumstances falsely represented, Licensor shall defend, indemnify and hold harmless Licensee and its Affiliates for any such damages, costs or expenses incurred.

                  5.5 Disclaimer. Subject to the foregoing, LICENSOR MAKES NO OTHER WARRANTIES CONCERNING LICENSOR PATENT AND TRADEMARK RIGHTS OR LICENSOR TECHNOLOGY COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSOR PATENT AND TRADEMARK RIGHTS, LICENSOR TECHNOLOGY OR ANY LICENSED PRODUCT.

         6.       Interests in Intellectual Property Rights.

                  6.1 Preservation of Title. Licensor shall retain full ownership and title to Licensor Technology, and Licensor Patent and Trademark Rights licensed hereunder and shall use its reasonable best efforts to preserve and maintain such full ownership and title, subject to Licensee fully performing all of its obligations under this Agreement.

                  6.2 [ * ]License to Improvements. Licensee hereby grants to Licensor a non-exclusive, [ * ] license to any improvement to Licensor Technology developed by Licensee, to use for its own non-commercial research purposes or grant to other nonprofit institutions for their non-commercial research purposes. Licensor hereby grants to Licensee a non-exclusive, royalty free license to any improvement to Licensor Technology developed by Licensor if the research was solely sponsored by Licensee.

                  6.3 Governmental Interest. Licensee and Licensor acknowledge that Licensor has received, and expects to continue to receive, funding from the United States Government in support of Licensor's research activities. Licensee and Licensor acknowledge and agree that their respective rights and obligations pursuant to this Agreement shall be subject to Licensor's obligations and the rights of the United States Government, if any, which arise or result from Licensor's receipt of research support from the United States Government, including without limitation, the grant by Licensor to the United States a non-exclusive, irrevocable, royalty-free license to Licensor Technology and Licensor Patent and Trademark Rights licensed hereunder for governmental purposes.

                  6.4 Reservation of Rights. Licensor reserves the right to use for any non-commercial research purposes and the right to allow other nonprofit institutions to use for any non-commercial research purposes any Licensor Technology and Licensor Patent and Trademark Rights licensed hereunder, without Licensor or such other institutions being obligated to pay Licensee any royalties or other compensation.

         7.       Confidentiality and Publication.

                  7.1 Treatment of Confidential Information. The parties agree that during the term of this Agreement, and for a period of [ * ] after this Agreement terminates, a party receiving Confidential Information of the other party will (i) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information,

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(ii) not disclose such Confidential Information to any third party without prior written consent of the other party and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement.

                  7.2 Publications. Licensee agrees that Licensor shall have a right to publish in accordance with its general policies. However, prior to publication, Licensor shall submit to Licensee copies of proposed publications which contain subject matter relating to intellectual property licensed hereunder or to a Licensed Product, and afford Licensee [ * ] to review the publication(s). Upon timely written request by Licensee, Licensor shall delay any such publication until the preparation and filing of a patent application pursuant to Section 3.1, which delay shall not exceed [ * ].

                  7.3 Publicity. Except as otherwise provided herein or required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders' reports, or otherwise, relating to this Agreement or to any sublicense hereunder, or to the performance hereunder or any such agreements, without the prior written approval of the other party, which approval shall not be unreasonably withheld. Licensee shall not use the name of Licensor or any of Licensor's employees in any marketing or sales literature or otherwise without Licensor's prior written approval. Scientific publications published in accordance with Section 7.2 of this Agreement and disclosures required under the securities laws shall not be construed as publicity governed by this Section 7.3.

         8.       Term and Termination.

                  8.1 Term. Unless terminated sooner in accordance with the terms set forth herein, the term of this Agreement, and the license granted hereunder, shall expire as provided in Section 2.6 hereof.

                  8.2 Termination Upon Default. Any one or more of the following events shall constitute an event of default hereunder: (i) the failure of a party to pay any amounts when due hereunder and the expiration of [ * ] after receipt of a written notice requesting the payment of such amount; (ii) the failure of a party to perform any obligation required of it to be performed hereunder, and the failure to cure within [ * ] after receipt of notice from the other party specifying in reasonable detail the nature of such default. Upon the occurrence of any event of default, the non-defaulting party may deliver to the defaulting party written notice of intent to terminate, such termination to be effective upon the date set forth in such notice.

                  Such termination rights shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting party. Termination pursuant to this Section 8.2 shall not relieve the defaulting party from liability and damages to the other party for breach of this Agreement. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

                  8.3 Termination For Financial Considerations. This Agreement, and the license granted herein, may be terminated by Licensor giving written notice of termination to Licensee in the event Licensee informs Licensor in writing of Licensee's inability to pay its debts as they come due, fails to pay royalties within [ * ] after they are due pursuant to this Agreement, or upon the appointment of a receiver of any of Licensee's assets, or the making by Licensee of any assignment for the benefit of creditors. Termination shall be effective upon the date specified in such

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

notice. To the extent permitted by applicable law, in the event that: (i) Licensee (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of its property, (2) makes a general assignment for the benefit of its creditors, (3) commences a case under the United States Bankruptcy Code, or files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, or composition or readjustment, with respect to substantially all of its debts, or (4) adopts any resolution of its board of directors or stockholders for the purpose of effecting any of the foregoing; or
(ii) a proceeding or case is commenced without the application or consent of Licensee that seeks a remedy described in (1) above and such proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of such remedies shall be entered and continue unstayed and in effect, for a period of [ * ] from and after the date service of process is effected upon Licensee; then, and in any such event, Licensee will be deemed to have defaulted under this Agreement, and this Agreement will be deemed to have been terminated by Licensor as of that date.


                  8.4 Licensee Termination. Licensee shall have the right to terminate this Agreement at any time upon three (3) months written notice to Licensor, and upon payment of all amounts due Licensor through the effective date of termination.


                  8.5 Rights Upon Expiration. Neither party shall have any further rights or obligations upon the expiration of this Agreement upon its regularly scheduled expiration date with respect to this Agreement, other than the obligation of Licensee to make any and all reports and payments for the final quarter period. Provided, however, that upon such expiration, each party shall be required to continue to abide by its non-disclosure obligations as described in Section 7.1. Licensee shall continue to abide by its obligation to indemnify Licensor as described in Section 4.3 and by its obligations under
Section 6.2 hereof, and Licensor shall continue to abide by its obligation to indemnify Licensee as described in Section 5.4.

                  8.6 Rights Upon Termination. Notwithstanding any other provision of this Agreement, upon any termination of this Agreement prior to the regularly scheduled expiration date of this Agreement, the license granted hereunder shall terminate. Except as otherwise provided in Section 8.6 of this Agreement with respect to work-in-progress, upon such termination, Licensee shall have no further right to develop, manufacture or market any Licensed Product, or to otherwise use any Licensor Patent and Trademark Rights or any Licensor Technology not otherwise includable therein. Upon any such termination, Licensee shall promptly return all materials, samples, documents, information, and other materials which embody or disclose Licensor Patent and Trademark Rights or any Licensor Technology not otherwise includable therein; provided, however, that Licensee shall not be obligated to provide Licensor with proprietary information which Licensee can show that it independently developed. Any such termination shall not relieve either party from any obligations accrued to the date of such termination. Upon such termination, each party shall be required to abide by its nondisclosure obligations as described in Section 7.1, and Licensee shall continue to abide by its obligations to indemnify Licensor as described in Section 4.3, and Licensor shall continue to abide by its obligation to indemnify Licensee as described in Section 5.4.

                  8.7 Work-in-Progress. Upon any such early termination of the license granted hereunder in accordance with this Agreement, Licensee shall be entitled to finish any work-in-progress and to sell any completed inventory of a Licensed Product covered by such license which remain on hand as of the date of the termination, so long as Licensee pays to Licensor the royalties applicable to said subsequent sales in accordance with the terms and conditions as set forth in this

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Agreement, provided that no such sales shall be permitted after the expiration of [ * ] after the date of termination.

                  8.8 Survival of Sublicenses. In the event that the licenses granted to Licensee under this Agreement are terminated, any granted sublicenses shall remain in full force and effect, provided that the sublicensee is not then in breach of its sublicense agreement and the sublicensee agrees in writing to be bound and promptly becomes bound to Licensor as a licensor under the terms and conditions of this Agreement.

         9.       Assignment; Successors.

                  9.1 Assignment. Neither this Agreement nor any rights granted hereunder may be assigned or transferred by Licensee, except to an Affiliate of Licensee, without the prior written consent of Licensor.

                  9.2 Binding Upon Successors and Assigns. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and permitted assigns of Licensor and Licensee. Any such successor or permitted assignee of Licensee's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by Licensee.

         10.      General Provisions.

                  10.1 Independent Contractors. The relationship between Licensor and Licensee is that of independent contractors. Licensor and Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Licensor and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

                  10.2 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by an agreed form of alternative dispute resolution (ADR), including mediation, arbitration or other form of ADR. If the parties cannot agree on a form of ADR, dispute shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

                  10.3 Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

                  10.4 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Virginia.

                  10.5 Headings. The headings for each article and section in this Agreement have been inserted for convenience or reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                  10.6 Severability. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

                  10.7 No Waiver. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

                  10.8 Name. Whenever there has been an assignment or a sublicense by Licensee as permitted by this Agreement, the term "Licensee" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

                  10.9 Attorneys' Fees. In the event of a dispute between the parties hereto or in the event of any default hereunder, the party prevailing in the resolution of any such dispute or default shall be entitled to recover its reasonable attorneys' fees and other costs incurred in connection with resolving such dispute or default.

                  10.10 Notices. Any notices required by this Agreement shall be in writing, shall specifically refer in this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by telefax, telex or cable, charges prepaid, or by overnight courier, postage prepaid and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party:

                  For Licensor:  Eastern Virginia Medical School
                                 825 Fairfax Avenue
                                 Norfolk, Virginia 23507 U.S.A.
                                 Attention:  J. Sumner Bell, III, M.D.
                                 President   Fax No.:  (757) 446-6095

                  For Licensee:  AcSentient, Inc.
                                 209 Chalon Drive
                                 Cary, North Carolina 27511 U.S.A.
                                 Attention:  Lisa T. Grimes
                                 Fax No.:  (919) 469-2377

                  Notice shall be deemed delivered upon the earlier of (i) when received, (ii) three (3) days after deposit into the mail, (iii) the date notice is sent via telefax, telex or cable, or (iv) the day immediately following delivery to overnight courier (except Sunday and holidays).

                  10.11 Compliance with U.S. Laws. Nothing contained in this Agreement shall require or permit Licensor or Licensee to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.

                  10.12 Further Assurances. The parties each, at any time or from time to time, shall execute and deliver or cause to be delivered such further assurances, instruments or documents as may be reasonably necessary to fulfill the terms and conditions of this Agreement.

                  10.13 Counterparts. This Agreement may be signed in counterparts which collectively shall constitute a single agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

LICENSOR:                                         LICENSEE:
Eastern Virginia Medical School                   AcSentient, Inc.

Signature: /s/ J. Sumner Bell, III, M.D.          Signature: /s/ Lisa T. Grimes
           -----------------------------                    -------------------

By:        J. Sumner Bell, III, M.D.              By:        Lisa Grimes

Title:     President                              Title:     CEO

Date:      January 29, 2002                       Date:________________________

                                    EXHIBIT A

                          PATENT AND TRADEMARK SCHEDULE

A. Topical Gel Containing Aminocaproic Acid for Preventing Secondary Hemorrhage Following Hyphem

         U.S. Patent No. 5,415,863                    Awarded:  5/16/95

B.       Topical Gel Containing Aminocaproic Acid Applied to the Eye

         U.S. Patent No. 5,505,954                    Awarded:  4/9/96

C.       Method for Preparing a Topical Aminocaproic Acid Containing Ophthalmic
         Gel

         U.S. Patent No. 5,547,680                    Awarded:  8/20/96

D. Topical Composition for Re-epithelialization of Persistent Epithelial defects

         U.S. Patent No. 5,541,226                    Awarded:

E.       Registered Trademark: "Caprogel"

         U.S. Trademark Reg. No. 2,393,778            Registered:  10/10/00

                                    EXHIBIT B

                                DEVELOPMENT PLAN

Phase IIIB Clinical Trial

[ * ] [ * ]

[ * ] [ * ]

[ * ] [ * ]

Toxicology Trial

[ * ] [ * ]

[ * ] [ * ]

[ * ] [ * ]

Seek Food and Drug Administration (FDA) Approval

[ * ] [ * ]

[ * ] [ * ]

Market Caprogel

[ * ] [ * ]

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.